EXHIBIT 99.A

To Holders of El Paso Production Holding Company Bonds:



Attached to this email is a file that provides additional volume, price and per unit-cost information for El Paso Production Holding Company. Th e decline between the first quarter of 2004 and the period indicated in the second quarter  of  2004  is primarily due to  the  Gulf  of  Mexico, which declined from 274 MMcfe/D to 190 MMcfe/D. The 84 MMcfe/D decline includes approximately 40 MMcfe/D associated primarily with a settlement booked in the first quarter of 2004 for condensate production that occurred in prior periods. Of the remaining 44 MMcfe/D, roughly 30 MMcfe/D is due to declines in base production while about 14 MMcfe/D is related to either mechanical problems or a premature cessation of production in certain wells. EPPH production at May 31, 2004 was approximately 431 MMcfe/D.

We hope this information is helpful to you. Please contact investor relations if you have any additional questions.



Bruce Connery

VP - Investor Relations
El Paso Corporation


     This email and its attachment include forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this email and its attachment, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the timing of  the  completion  of  the  internal  review  of  the  reserve revisions, and  the  extent  and  time  periods  involved in any
potential  restatement  of  prior   years'  financial   results;
potential impact of any restatement of financial  results on our
access   to   capital   (including   borrowings   under   credit
arrangements); and  other  factors  described in  the  company's
(and  its  affiliates')   Securities  and  Exchange   Commission
filings.   While  the  company   makes   these   statements  and
projections  in  good   faith,  neither  the  company  nor   its
management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for
additional important factors that may   affect  actual  results.
The company  assumes no obligation to publicly  update or revise
any  forward-looking   statements  made   herein  or  any  other
forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

EL PASO

Investor Update
--------------------------------------------------------------------------
June 7, 2004

EPPH PRODUCTION OPERATIONS
---------------------------------------------------------------------ep---

                                                       Full Year
                                             4Q 2003      2003     1Q 2004
--------------------------------------------------------------------------
Production
  Gas (MMcf/d)                                  423        524        450
  Liquids (MBbl/D)                               12         16         17
  Equivalent (MMcfe/d)                          496        618        549*

Realized Prices
  Gas ($/Mcf)                                $ 3.14     $ 3.64     $ 4.47
  Liquids ($/Bbl)                            $22.60     $25.44     $25.58

Operating and Maintenance
  Lease operating expenses ($/Mcfe)          $ 0.48     $ 0.36     $ 0.34
  Production taxes ($/Mcfe)                    0.13       0.12       0.13
  General & administrative expenses ($/Mcfe)   0.20       0.35       0.38
                                            ------------------------------
     Total Operating and Maintenance         $ 0.81     $ 0.83     $ 0.85
                                            ==============================

    *Includes prior period adjustments of about 40 MMcfe/d associated with liquid settlements

EPPH Region Summary
---------------------------------------------------------------------ep---

                         January 1, 2004         1Q          April/May (1)
                            Reserves         Production      Production
                             (Bcfe)          (MMcfe/d)       (MMcfe/d)
--------------------------------------------------------------------------
Gulf of Mexico                  257             274 (2)         190
Texas Gulf Coast                 87              63              49
Onshore                       1,197             212             206
                         -------------------------------------------------
   Total                      1,541             549             445

==========================================================================
(1)Through May 31, 2004
(2)Includes prior period adjustments of about 40 MMcfe/d associated with liquid settlements

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